Exhibit 10.2(b)

                          SUPPLEMENTAL AGREEMENT NO. 5
                          ----------------------------

This Supplemental Agreement No. 5 dated as of September 7, 1999 is entered into by and between MICHAEL BAKER CORPORATION, a Pennsylvania corporation (hereinafter referred to as the "Corporation") and RICHARD L. SHAW, an individual (hereinafter referred to as the "Executive").

                                   WITNESSETH:

     WHEREAS, the Corporation and the Executive entered into an Employment Agreement dated April 12, 1988 and subsequently amended the Employment Agreement by Supplemental Agreement No. 1 dated March 17, 1992, Supplemental Agreement No. 2 dated October 1, 1994, and Supplemental Agreement No. 3 dated June 1, 1995, and Supplemental Agreement No. 4 dated March 1, 1998 (hereinafter collectively the "Agreement"); and

     WHEREAS, pursuant to the Agreement, the Corporation has retained the Executive as a consultant after the Executive's retirement; and

     WHEREAS, upon resignation of the Corporation's Chief Executive Officer and at the request of the Corporation's Board of Directors, the Executive has re-assumed the full-time position as Chief Executive Officer of the Corporation effective September 7, 1999 and has agreed to serve in such capacity until a successor is appointed; and

     WHEREAS, the Corporation and the Executive now desire to further amend and supplement the Agreement in recognition of these recent changes in the Executive's status;

     NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, and intending to be legally bound hereby, THE PARTIES AGREE AS FOLLOWS:

     1. Effective September 7, 1999, Executive shall re-assume the full-time position as Chief Executive Officer of the Corporation with such duties and responsibilities as described in Section 2 of the Agreement, and shall be compensated for his services at an annual rate of $400,000 or such higher rate as the Board of Directors of the Corporation may from time to time determine, payable in approximately equal bi-weekly installments.

     2. During his service as Chief Executive Officer of the Corporation, Executive shall be entitled to participate in all plans, programs and receive all benefits which the Corporation may have in effect for its executive employees.

     3. Commencing November 1, 1999 and during the period the Executive serves as Chief Executive Officer of the Corporation, payments and benefits otherwise available to Executive during the Consulting Term under
          Section 5 of the Agreement shall be suspended, provided that the Corporation shall continue to cover the cost of the "65 Special" health insurance and coverage for the Executive and his spouse without interruption. The Consulting Term shall continue to run during this period, and upon conclusion of Executive's service as Chief Executive


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          Officer prior to expiration of the Consulting  Term,  Executive  shall revert to consultant status and the payments and benefits available under Section 5 shall recommence for the balance of the Consulting Term.

     4. The Consulting Arrangement established by Section 5 of the Agreement shall continue until May 31, 2000 or be extended as necessary to continue in force for at least three (3) months after Executive's successor as Chief Executive Officer assumes such position, whichever is later. In addition, Executive agrees that unless consented to by the Corporation, he will not resign from his position as Chairman of the Board of Directors until the later of May 31, 2000 or three (3) months after Executive's successor as Chief Executive Officer assumes such position. Section 7(d) of the Agreement is hereby modified to the extent necessary to effectuate the provisions set forth in this
          Section 4.

     5. Section 6, Supplemental Retirement Benefit, of the Agreement is hereby amended to increase the monthly benefit payable pursuant to such Section from $2,500 to $5,000.

     6. In recognition of Executive's agreement to re-assume duties as the Chief Executive Officer of the Corporation while a successor is identified, the Corporation shall as of the effective date of this Supplemental Agreement No. 5, award Executive fifty thousand (50,000) Incentive Stock Options pursuant to the Corporation's 1995 Incentive Stock Plan, which Options shall be fully vested on the date of award.

     7. All other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified by both parties, and the Agreement is hereby incorporated by reference as if fully stated herein.

     IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement No. 5 as of the day and year first above written.

                                    MICHAEL BAKER CORPORATION
ATTEST:                             (The "Corporation")

/s/ Marcia S. Wolk                  By: /s/ H. James McKnight
-----------------------------       -----------------------------------
Marcia S. Wolk                      H. James McKnight
Assistant Secretary                 Sr. Vice President, General Counsel
                                     & Secretary

                                    RICHARD L. SHAW
WITNESS:                            (The "Executive")

/s/ Kathryn J. Carrier              /s/ Richard L. Shaw
-----------------------------       -----------------------------------